Exhibit 10.42
Plumas Bank
Indemnification Agreement
This Indemnification Agreement (“Agreement”) is made and entered into as of the                      day of                     , 200_, by and between Plumas Bank, a California corporation (the “Bank”), and                                         , (the “Indemnitee”), a director (and/or officer) of the Bank.
RECITALS
A. The Bank and the Indemnitee recognize that statutes, regulations, court opinions and the Bank’s Articles of Incorporation and Bylaws are indefinite in providing ‘s directors and officers with adequate protection from liabilities to which they may become personally exposed as a result of performing their duties in good faith for the Bank;
B. The Bank and the Indemnitee are aware of the large number of lawsuits filed against corporate directors and officers;
C. The Bank and the Indemnitee recognize that the cost of defending against such lawsuits may be beyond the financial resources of most directors and officers of the Bank;
D. The Bank and the Indemnitee recognize that the potential risks and liabilities of being a director and/or officer pose a significant deterrent and increased reluctance on the part of experienced and capable individuals to serve as a director and/or officer of the Bank;
E. The Bank has investigated the availability and sufficiency of liability insurance for its directors and officers with adequate protection against potential liabilities and has determined that such insurance provides inadequate protection to its directors and officers, and, thus, it would be in the best interests of the Bank and its shareholders to contract with the Indemnitee, to indemnify him/her to the fullest extent permitted by law against personal liability for actions taken in the good faith performance of his/her duties to the Bank;
F. Section 317 of the California Corporations Code (“Section 317”) sets forth certain provisions relating to the mandatory and permissive indemnification of directors and officers (among others) of a California corporation by such corporation;
G. Section 359.3 of Title 12 of the Federal Code of Regulations limits certain indemnification payments to a director, officer or institution affiliated party of a insured depository institution;
H. As inducement and encouragement for experienced and capable persons such as the Indemnitee to continue to serve as a director and/or officer of the Bank, the Board of Directors of the Bank has determined, after due consideration and investigation, that this Agreement is a reasonable and prudent means to promote and ensure the best interests of the Bank and its shareholders; and

I. The Bank desires to have the Indemnitee continue to serve as a director or officer of the Bank free from undue concern for unpredictable, inappropriate or unreasonable legal risks and personal liabilities by reason of his/her acting in good faith in the performance of his/her duty to the Bank; and the Indemnitee desires to continue to serve as a director or officer of the Bank; provided, and on the express condition, that the Indemnitee is furnished with the indemnity set forth hereinafter.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and based on the premises set forth above, the Bank and the Indemnitee do hereby agree as follows:
1. Agreement to Serve. The Indemnitee will serve or continue to serve as a director or officer of the Bank to the best of his/her abilities at the will of the Bank for so long as the Indemnitee is duly elected or appointed or until such time as the Indemnitee tenders his/her resignation in writing.
2. Definitions. As used in this Agreement:
(a) The term “Proceeding” shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Bank or otherwise and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts, and/or any rule or regulation promulgated thereunder, in which the Indemnitee may be or may have been involved as a party or otherwise, by reason of the fact that the Indemnitee is or was a director or officer of the Bank, by reason of any action taken by him/her or of any inaction on his/her part while acting as such director or officer or by reason of the fact that he/she is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not he/she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.
(b) The term “Expenses” includes, without limitation thereto, expenses of investigations, of judicial or administrative proceedings or appeals, attorneys’ fees and disbursements and any expenses of establishing a right to indemnification under Paragraph 7 of this Agreement, but shall not include the amount of judgments, settlements, fines or penalties actually levied against the Indemnitee.
3. Indemnity in Third Party Proceedings. Subject to Section 359.1 of Title 12 of the Federal Code of Regulations, the Bank shall indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding (other than a Proceeding by or in the right of the Bank to procure a judgment in its favor), by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all Expenses, judgments, fines, settlements and other amounts actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought or by the shareholders of the Bank in the manner prescribed by Section 317, that the Indemnitee acted in good faith and in a manner which he/she reasonably believed to be in the best interests of the Bank and, in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his/her conduct was unlawful. The termination of any such Proceeding by judgment, order of court, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that the Indemnitee did not act in good faith and in a manner which he/she reasonably believed to be in the best interests of the Bank, and with respect to any criminal proceeding, that such person had reasonable cause to believe that his/her conduct was unlawful.

With respect to any Proceeding involving Indemnitee as to which Section 359.1 of Title 12 of the Federal Code of Regulations is applicable, the Bank agrees to use its best efforts to actively and fully comply with the requirements of Section 359.3 of Title 12 of the Federal Code of Regulations to provide the Indemnitee with indemnification to the maximum permitted under such section.
4. Indemnity in Proceedings by or in the Right of the Bank. Subject to Section 359.1 of Title 12 of the Federal Code of Regulations, the Bank shall indemnify the Indemnitee in accordance with the provisions of this section if the Indemnitee is a party to or threatened to be made a party to or otherwise involved in any Proceeding by or in the right of the Bank to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Bank or is or was serving at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all Expenses actually and reasonably incurred by the Indemnitee in connection with the defense or settlement of such Proceeding, provided it is determined pursuant to Paragraph 7 of this Agreement or by the court before which such action was brought or by the shareholders of the Bank in the manner prescribed by Section 317, that the Indemnitee acted in good faith and in a manner which he/she believed to be in the best interests of the Bank and its shareholders. Notwithstanding the foregoing, no indemnification shall be made under this Paragraph 4:
(a) in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Bank, unless and only to the extent that the court in which such Proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses as such court shall determine;
(b) of amounts paid in settling or otherwise disposing of a pending action without court approval;
(c) of Expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval; or
(d) in respect of any act, omission or transaction set forth in Section 204(a)(10)(A)(i)-(vii) of the California Corporations Code.

With respect to any Proceeding involving Indemnitee as to which Section 359.1 of Title 12 of the Federal Code of Regulations is applicable, the Bank agrees to use its best efforts to actively and fully comply with the requirements of Section 359.3 of Title 12 of the Federal Code of Regulations to provide the Indemnitee with indemnification to the maximum permitted under such section.
4A. Additional Indemnity. The Bank further agrees to hold harmless and indemnify Indemnitee to the fullest extent not prohibited by law and without duplication of indemnification coverage where indemnification is to be provided by reason of the fact that Indemnitee is, was, or at any time becomes, a director, officer, employee or agent of the Bank, or is or was serving, or at any time serves, at the request of the Bank as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, except
(a) in respect to remuneration paid to Indemnitee if it shall be determined by a final adjudication (from which there is no right of appeal) that such remuneration was in violation of law;
(b) on account of any action, claim or proceeding (other than a proceeding for enforcement of Indemnitee for which Indemnitee is successful) initiated by Indemnitee unless such action, claim or proceeding was authorized in the specific case by action of the Board of Directors;
(c) on account of Indemnitee’s conduct if it shall be determined by a final adjudication (from which there is no right of appeal) that such conduct constituted the willful misappropriation of corporate assets by Indemnitee, disclosure of confidential information in willful and deliberate breach in bad faith of Indemnitee’s fiduciary or contractual obligations to the Bank, or any other willful and deliberate breach in bad faith of Indemnitee’s duty to the Bank or its shareholders;
(d) if a final adjudication (from which there is no right of appeal) by a court having jurisdiction in the matter shall determine that such indemnification is not lawful (and, in this respect, both the Bank and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable, and that claims for indemnification should be submitted to appropriate courts for adjudication);
(e) in respect of any act, omission or transaction set forth in Section 204(a)(10)(A)(i)-(vii) of the California Corporations Code;
(f) in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Bank in the performance of Indemnitee’s duty to the Bank and its shareholders, unless and only to the extent that the court in which such proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine;
(g) any act or omission by the Indemnitee as an officer, as applicable, notwithstanding that the Indemnitee officer may also be a director or that the Indemnitee’s action, if negligent or improper, has been ratified by the directors of the Bank;

(h) any prohibited indemnification as set forth in Section 359.3 of Title 12 of the Federal Code of Regulations et seq.
(i) of amounts paid in settling or otherwise disposing of a pending action without court approval; or,
(j) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
With respect to any Proceeding involving Indemnitee as to which Section 359.1 of Title 12 of the Federal Code of Regulations is applicable, the Bank agrees to use its best efforts to actively and fully comply with the requirements of Section 359.3 of Title 12 of the Federal Code of Regulations to provide the Indemnitee with indemnification to the maximum permitted under such section.
5. Indemnification of Expenses of Successful Party. Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits in defense of any Proceeding or in defense of any claim, issue or matter therein, the Indemnitee shall be indemnified against all Expenses actually and reasonably incurred in connection therewith.
6. Advances of Expenses. The Expenses incurred by the Indemnitee pursuant to Paragraphs 3, 4 and/or 4A, as applicable, in defending any Proceeding shall be paid by the Bank in advance of the final disposition of such Proceeding at the written request of the Indemnitee, if the Indemnitee shall provide an undertaking in the form attached hereto as Exhibit “A” to the Bank to repay such amount unless it is ultimately determined that the Indemnitee is entitled to the payment of Expenses. The written request to the Bank shall include a description of the nature of the Proceeding and be accompanied by copies of any documents filed with a court relating to the Proceeding.
Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by the Bank if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, (a) the Indemnitee acted in bad faith or deliberately breached his/her duty to the Bank or its shareholders, and (b) as a result of such actions by the Indemnitee, it is more likely than not that it will ultimately be determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement.
7. Rights of the Indemnitee to Indemnification Upon Application; Procedure Upon Application. To the extent a quorum of the Board of Directors of the Bank consisting of directors who were or are not parties to a Proceeding is obtainable, the Board of Directors shall determine within 45 days after receipt of the written request of the Indemnitee for indemnification whether the Indemnitee has met the relevant standards for indemnification set forth in Paragraphs 3, 4 and/or 4A as applicable, and, if it determines that such standards have been met, it shall provide indemnification to the Indemnitee.

Notwithstanding the foregoing, the Indemnitee may request independent counsel or may bring suit in the court in which such Proceeding is or was pending to determine whether the Indemnitee is entitled to indemnification as provided by this Agreement. The Indemnitee’s expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, shall also be indemnified by the Bank.
8. Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Bank for some or a portion of the Expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by him/her in the investigation, defense, appeal or settlement of any Proceeding but not, however, for the total amount thereof, the Bank shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines, settlements or other amounts to which the Indemnitee is entitled.
9. Directors’ and Officers’ Liability Insurance. The obtaining of directors’ and officers’ liability insurance (“D&O Coverage”) at the expense of and by the Bank shall in no way limit or diminish the obligation of the Bank to indemnify the Indemnitee as provided in this Agreement; provided, however, that any amounts actually recovered by the Indemnitee from the insurer providing D&O Coverage shall be applied in reduction of amounts otherwise owing by the Bank by reason of its indemnification under this Agreement and if the Bank pays any amounts to the Indemnitee pursuant to this Agreement, the Bank shall be subrogated to the Indemnitee’s rights and claims against the insurer providing D&O Coverage and the Indemnitee shall execute such documents as the Bank shall deem necessary to reflect such subrogation.
10. Settlement of Claims.
(a) If the Bank has not obtained D&O Coverage, the Indemnitee shall not settle any Proceeding for which he/she intends to seek indemnification hereunder without first attempting to obtain the approval of the Bank. If the Indemnitee seeks such approval and such approval is not granted by the Bank, the Indemnitee shall be free to settle the Proceeding and pursue any procedures to establish his/her right to indemnification as provided under this Agreement. If the Indemnitee seeks such approval and such approval is not granted by the Bank, but the Bank agrees to indemnify the Indemnitee, subject to Paragraph 4 herein, against any Expenses, judgments, fines, settlements or other amounts actually and reasonably incurred by the Indemnitee in connection with such Proceeding, the Indemnitee shall not settle such Proceeding. If, however, under such circumstances the Indemnitee does settle such Proceeding, the Indemnitee shall forfeit his/her rights to indemnification under this Agreement.
(b) If the Bank has obtained D&O Coverage, the Indemnitee shall not settle any Proceeding for which he/she intends to seek indemnification without first attempting to obtain any approval required with respect to such settlement by the insurance carrier of any applicable D&O Coverage. If the Indemnitee seeks such approval and such approval is not granted by the insurance carrier of any applicable D&O Coverage, the Indemnitee shall not settle such Proceeding without then attempting to obtain the approval of the Bank. In the event the Indemnitee seeks such approval from the Bank, the Bank and the Indemnitee shall have the same rights and obligations as set forth in Paragraph 10(a). If the Indemnitee seeks such approval from the Bank and such approval is granted, the Bank shall be subrogated to the Indemnitee’s rights and claims against the insurance carrier of any applicable D&O Coverage and the Indemnitee shall execute such documents as the Bank shall deem necessary to effect such subrogation.

11. Mutual Acknowledgment. Both the Bank and the Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Bank from indemnifying the Indemnitee under this Agreement or otherwise.
12. Successors and Assigns. This Agreement shall be binding upon the Bank and its successors and assigns and shall inure to the benefit of the Indemnitee and the Indemnitee’s spouse, heirs, executors and administrators.
13. Savings Clause. If this Agreement or any portion thereof be invalidated on any ground by any court of competent jurisdiction, then the Bank shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines, settlements or other amounts with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.
14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
15. Notices. The Indemnitee shall, as a condition precedent to his/her right to be indemnified under this Agreement, give to the Bank notice in writing as soon as practicable of any claim made against him/her for which indemnification will or could be sought under this Agreement. Notice to the Bank shall be directed to Plumas Bank, 35 S. Lindan Ave., Quincy, California 95971, Attention: President (or such other address as the Bank shall designate in writing to the Indemnitee).
16. Modification and Amendment. No amendment, modification, termination or cancellation of this Agreement, except as permitted pursuant to Section 11 above, shall be effected unless in writing signed by both parties hereto.
17. Effective Date; Survival of Rights. This Agreement shall apply beginning on Indemnitee’s first date of being appointed or elected as an officer and/or director of the Bank or in the case of agents or employees on the date they were appointed to the position which gave rise to this indemnification. The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Bank and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

INDEMNITEE	PLUMAS BANK

By:	By:
Its:

EXHIBIT A
Plumas Bank
Undertaking

TO:	, President
Plumas Bancshares
35 S. Lindan Avenue
Quincy, California 95971
I,                     , a director or officer of Plumas Bank, a California corporation, pursuant to Section 317(f) of the California Corporations Code and the terms of my Indemnification Agreement with Plumas Bank agree to repay Plumas Bank for all Expenses advanced on my behalf in defense of any Proceeding or in defense of any claim, issue or matter therein, prior to the disposition of such Proceeding, unless it shall be ultimately determined that I am entitled to indemnification under Section 317 of the California Corporations Code or Plumas Bank’s Articles of Incorporation, Bylaws or my Indemnification Agreement.
Dated:
INDEMNITEE
By: